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                                                                   EXHIBIT 10.43


                        SYBRON INTERNATIONAL CORPORATION
                  DIRECTOR NONQUALIFIED STOCK OPTION AGREEMENT
                                    1999 PLAN


         Option granted this ___ day of _______, 19__, by SYBRON INTERNATIONAL CORPORATION, a Wisconsin corporation (hereinafter called the "Company"), to
            (hereinafter called the "Grantee") pursuant to the Sybron International Corporation 1999 Outside Directors' Stock Option Plan (the "Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         NOW, THEREFORE, it is agreed as follows:

         1. Number of Shares Optioned; Purchased Price. The Company grants to the Grantee the right and option to purchase, on the terms and conditions hereof, all or any part of an aggregate of _____ shares of Company common stock, par value $0.01 per share ("Company Stock"), at the purchase price of $______ (_____________) per share.

         2. Period for Exercise. This Option shall become exercisable immediately upon the date of grant (_______ __, 19__). All rights to exercise this Option shall terminate upon the earlier of (a) ten (10) years from the date the Option is granted (_______ __, ____), or (b) two (2) years from the date the Grantee ceases to be a Director.

         3. Method of Exercising Option. Subject to Section 2, above, this Option may be exercised in whole or in part from time to time by the Grantee through written notice of the exercise given to the Company specifying the number of shares to be purchased and accompanied by payment in full of the exercise price therefor. The exercise price may be paid in cash, by check, or by delivering shares of Company Stock which have been beneficially owed by the Grantee, the Grantee's spouse or both of them for a period of at least six months prior to the time of exercise ("Delivered Stock"), or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of this Option. The Grantee shall not be under any obligation to exercise this Option at any time.

         4. Method of Valuation. For all purposes of this Agreement, the Fair Market Value of shares of Company Stock on any date shall mean the average of the highest and lowest quoted selling prices for the Company Stock on the relevant date, or (if there were no sales on such date) the average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a similar publication selected by the Committee.

         5. Deferral of Exercise. If at any time the Board of Directors of the Company shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this Option or the issue or purchase of securities hereunder, this Option may not be exercised in whole or in part unless such

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                  listing, registration, qualification, consent or approval
                  shall have been effected or obtained free of any conditions not acceptable to the Board. In particular, without limitation, although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of the Option will be registered under, or exempt from the registration requirements of, the federal Securities Act of 1933 (the "Act") and any applicable state securities law, if the exercise of this Option or any part of it would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

         6. Nontransferability. This Option shall not be transferable or assignable by the Grantee except by last will and testament or the laws of descent and distribution and shall be exercisable during the Grantee's lifetime only by the Grantee or by the Grantee's guardian or legal representative; provided, however, that the Committee may amend this Option to provide for transferability of this Option in whole or in part to family members of the Grantee or to trusts or partnerships for such family members. In the event of Grantee's death, the Grantee's beneficiary designated pursuant to Section 14 of this Option or, in the absence of any such designation, the personal representative of the Grantee's estate or the person or persons to whom this Option is transferred by will or the laws of descent and distribution may exercise this Option in accordance with its terms.

         7. Rights as Shareholder. The Grantee shall not be deemed the holder of any shares covered by this Option until such shares are fully paid and issued to him/her upon exercise of this Option.

         8. Changes in Stock. In the event any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution or other recapitalization of the Company with respect to the Company Stock, resulting in a split or combination or exchange of shares, the number and kind of shares then subject to this Option and the per share purchase price therefor shall be proportionately and appropriately adjusted without any change in the aggregate purchase price to be paid therefor.

         9. Notices. Any notice to be given to the Company under the terms of this Option shall be addressed to the Company, in care of its Secretary, at 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202. Any notice to be given to the Grantee may be addressed to the Grantee at his/her address as it appears on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, certified and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

         10. Provisions of the Plan Controlling. This Option is subject in all respects to the provisions of the Plan. In the event any conflict between any provision of this Option and the provisions of the Plan, the provisions of the Plan shall control. Grantee hereby acknowledges receipt of a copy of the Plan.

         11. Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a

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                  direct or indirect purchase, merger, consolidation, or
                  otherwise, of all or substantially all of the business and/or assets of the Company.

         12. Government and Other Regulations. The obligation of the Company to sell and deliver shares of stock pursuant to an exercise of this Option shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or desirable by the Board of Directors of the Company, including (without limitation) the satisfaction of any applicable federal, state and local tax withholding requirements (subject to the provisions of Section 6.05 of the Plan).

         13. Construction. Except as otherwise required by applicable federal laws, this Option shall be governed by, and construed in accordance with, the laws of the state of the Company's incorporation.

         14. Beneficiary Designation. The Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) who shall be entitled to exercise this Option in accordance with its terms in the event of Grantee's death before he or she exercises (or transfers, if permitted by the Committee) all of his or her outstanding options. Each such designation shall revoke all prior designations, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Human Resources Department of the Company.

         IN WITNESS WHEREOF, the Company has caused these presents to be executed in its behalf by its President and attested by its Secretary or one of its Assistant Secretaries, and the Grantee has hereunto set his/her hand and seal, all as of the day and year first above written, which is the date of the granting of the Option evidenced hereby.


                                        SYBRON INTERNATIONAL CORPORATION



                                        By:
                                           -------------------------------------
                                            President


ATTEST:


---------------------------



                                        ----------------------------------(Seal)
                                        Grantee


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